Exhibit 99.2

Stellar Acquisition III Inc.

Announces Closing of Partial Over-Allotment Exercise

in Connection with Its Initial Public Offering

ATHENS, GREECE September 28, 2016 — Stellar Acquisition III Inc. (NASDAQ: STLRU) (the "Company" or "Stellar") announced today that it has consummated the sale of an additional 400,610 units pursuant to the partial exercise of the underwriters' over-allotment option in connection with the Company’s initial public offering. The additional units were sold at $10.00 per unit, generating additional gross proceeds of $4,006,100 to the Company and bringing the total gross proceeds of the initial public offering to approximately $69 million.

Of the proceeds received from the consummation of the over-allotment option exercise of units and a simultaneous private placement of warrants to Dominium Investments Inc. and Firmus Investments Inc., the Company’s sponsors, $4,086,222 was placed in trust, increasing the amount in trust from $66,300,000 to a total of $70,386,222 (or $10.20 per unit sold in the public offering). A pro forma balance sheet of the Company as of September 28, 2016 reflecting receipt of the proceeds upon consummation of the partial exercise of the over-allotment option and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

A registration statement relating to these units and the underlying securities has been declared effective by the Securities and Exchange Commission on August 18, 2016. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Maxim Group LLC served as sole book-running manager for the offering. Chardan Capital Markets, LLC and EarlyBirdCapital, Inc. served as co-managers for the offering.

The offering was made only by means of a prospectus. Copies of the prospectus related to this offering may be obtained from Maxim Group LLC, 405 Lexington Ave., New York, NY 10174, Attn: Prospectus Department or by Tel: (800) 724-0761. The registration statement can also be accessed through the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov.

About Stellar

Stellar is a blank check company, also commonly referred to as a Special Purpose Acquisition Company (commonly known as 'SPAC'), formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. The Company's efforts to identify a target business will not be limited to a particular industry or geographic region, although it intends to focus efforts on seeking a business combination with a company or companies in the international oil and gas logistics, land and maritime oil and gas transportation, terminal and energy storage industries.

Stellar completed its IPO on August 24, 2016. Our units trade on the NASDAQ Capital Market under the symbol "STLRU". The common stock and warrants comprising the Units will begin separate trading on October 10, 2016. We will have 12 months from the closing of our IPO to consummate our initial business combination, however, we may extend the period of time to consummate a business combination up to three times, each by an additional three months.

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Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements," including with respect to the initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and final prospectus for the Company's offering to be filed with the Securities and Exchange Commission ("SEC"). Copies will be available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Source: Stellar Acquisition III Inc.

Company Contact: George Syllantavos co-CEO & CFO Stellar Acquisition III Inc. 90 Kifissias Avenue, Maroussi 15123, Athens, Greece Email: gs@stellaracquisition.com Website: www.stellaracquisition.com

Investor Relations / Media Contact:

Daniela Guerrero

Capital Link, Inc.

230 Park Avenue, Suite 1536

New York, N.Y. 10169

Tel.: (212) 661-7566

Fax: (212) 661-7526

E-Mail: stellaracquisition@capitallink.com

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